UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): January 10, 2006
MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE (State of incorporation or organization)	000-50056 (Commission file number)	05-0527861 (I.R.S. employer identification number)

4200 STONE ROAD KILGORE, TEXAS (Address of principal executive offices)	75662 (Zip code)
Registrant’s telephone number, including area code: (903) 983-6200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 8.01. Other Events.
     On January 10, 2006, Martin Midstream Partners L.P. (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with the underwriters noted below in connection with an underwritten public offering (the “Offering”) of 3,000,000 of its common units (“Common Units”) at a price to public of $29.12 per unit before an underwriting discount of $1.31 per unit. Pursuant to the Underwriting Agreement, the Partnership has granted the underwriters a 30 day option to purchase up to an additional 450,000 Common Units to cover any over-allotments in connection with the Offering. The Common Units to be sold in the Offering have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Partnership’s existing shelf registration statement (File No. 333-117023). The closing of the Offering is expected to occur on January 17, 2006, subject to satisfaction of customary closing conditions. The Partnership intends to use the anticipated net proceeds of $82.9 million from the Offering to repay indebtedness incurred in connection with recent acquisitions and to fund expansion and growth capital expenditures. Citigroup Global Markets Inc. has acted as the sole book-running manager for the Offering. Raymond James & Associates, Inc., RBC Capital Markets Corporation and A.G. Edwards & Sons, Inc. have served as co-lead managers, and KeyBanc Capital Markets has served as a co-manager for the Offering.
     A copy of the prospectus supplement and related base prospectus for the Offering may be obtained from Citigroup Global Markets, Inc., Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 12220.
     Neither this Current Report, nor the attached press release, constitutes an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Offering is being made only by means of a prospectus and related prospectus supplement.
     The foregoing description is qualified in its entirety by reference to the text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. In addition, filed herewith are certain legal opinions issued by Baker Botts L.L.P. in connection with the Offering.
Item 7.01. Regulation FD Disclosure.
     On January 11, 2006, the Partnership issued a press release announcing the Offering. A copy of the press release is furnished as an exhibit to this Current Report.
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit 99.1 shall be deemed to be “furnished” and not be deemed to be “filed” for purposes of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached exhibit 99.1 is deemed to be “furnished” and not be deemed to be “filed” for purposes of the Exchange Act.

EXHIBIT
NUMBER		DESCRIPTION

1.1	—	Underwriting Agreement, dated as of January 10, 2006, by and among Martin Resource Management Corporation, Martin Resource LLC, Martin Midstream GP LLC, the Partnership, Martin Operating GP LLC, Martin Operating Partnership L.P. and the underwriters named therein.
5.1	—	Opinion of Baker Botts L.L.P. as to the legality of the Common Units.
8.1	—	Opinion of Baker Botts L.L.P. as to certain tax matters.
23.1	—	Consent of Baker Botts L.L.P. (included in Exhibits 5.1 and 8.1).
99.1	—	Press release dated January 11, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.
	By:	Martin Midstream GP LLC
Its General Partner

Date: January 10, 2006	By:	/s/ Robert D. Bondurant
Robert D. Bondurant,
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION

1.1	—	Underwriting Agreement, dated as of January 10, 2006, by and among Martin Resource Management Corporation, Martin Resource LLC, Martin Midstream GP LLC, the Partnership, Martin Operating GP LLC, Martin Operating Partnership L.P. and the underwriters named therein.
5.1	—	Opinion of Baker Botts L.L.P. as to the legality of the Common Units.
8.1	—	Opinion of Baker Botts L.L.P. as to certain tax matters.
23.1	—	Consent of Baker Botts L.L.P. (included in Exhibits 5.1 and 8.1).
99.1	—	Press release dated January 11, 2006.

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